As filed with the Securities and Exchange Commission on March 14, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

SHELLS SEAFOOD RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)
65-0427966
(I.R.S. Employer Identification Number)
________________________________

16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618
(Address of Principal Executive Offices)
________________________________

Stock Option Agreement, dated November 14, 2005, between
Shells Seafood Restaurants, Inc. and Leslie J. Christon
(Full Title of the Plan)
________________________________

Warren R. Nelson
Executive Vice President and Chief Financial Officer
Shells Seafood Restaurants, Inc.
16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618
(813) 961-0944
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
________________________________

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Sheldon G. Nussbaum, Esq.
Fulbright & Jaworski L.L.P.
666 Fifth Avenue
New York, New York 10103-3198
(212) 318-3000

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value per share	903,528 (1)	$0.85(2)	$767,999	$82.18(3)

(1)
Represents the number of shares of common stock issuable under stock options granted under the Stock Option Agreement, dated November 14, 2005, by and between Shells Seafood Restaurants, Inc. (the “Registrant”) and Leslie J. Christon.

(2)	Pursuant to Rule 457(h)(1), the proposed maximum offering price per share is the price at which the options may be exercised.

(3)
As described in the Explanatory Note on page 1, pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $82.18 is offset by registration fees of $118.04 previously paid by the Company with respect to 903,528 shares of the Registrant’s common stock, $.01 par value per share, that had been registered for issuance under the Registrant's 2002 Equity Incentive Plan (the “2002 Plan”) on the Registrant's Registration Statement on Form S-8 (File No. 333-128050) filed with the Securities and Exchange Commission on September 1, 2005 (the “2005 Registration Statement"), but which have not been issued and are not subject to outstanding awards under the 2002 Plan. Contemporaneously with the filing of this registration statement, a post-effective amendment to the 2005 Registration Statement is being filed to deregister such shares of common stock.

EXPLANATORY NOTE

The purpose of this Registration Statement is (i) to register the 903,528 shares of common stock, $.01 par value per share, available for issuance under the Stock Option Agreement, dated November 14, 2005, between the Registrant and Leslie J. Christon (the “Carryover Shares”) and (ii) to carry forward the registration fee paid with respect to the Carryover Shares to this Registration Statement. The Carryover Shares were previously registered as shares issuable under the Registrant’s 2002 Equity Incentive Plan, pursuant to a separate Registration Statement on Form S-8 (File No. 333-128050) filed with the Securities and Exchange Commission on September 1, 2005. The registration fee paid with respect to the registration of shares issuable under the Registrant’s 2002 Equity Incentive Plan in the Registration Statement on Form S-8 (File No. 333-128050) filed with the Securities and Exchange Commission on September 1, 2005 was $370.

In accordance with the principles set forth in Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997), Instruction E to the General Instructions to Form S-8 and Rule 457(p) of the Securities Act of 1933, the filing fee of $118.04 associated with the Carryover Shares that was paid in connection with the Registration Statement on Form S-8 (File No. 333-128050) filed with the Securities and Exchange Commission on September 1, 2005 is being offset against the total filing fee due under this Registration Statement on Form S-8 and a post-effective amendment to the Form S-8 (File No. 333-128050) to deregister the Carryover Shares is being filed contemporaneously with the filing of this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I of Form S-8 will be sent or given to the optionee in the Stock Option Agreement dated November 14, 2005 (the “Agreement”), Leslie J. Christon (the “Executive”), as specified by Rule 428(b)(1) under the Securities Act and are not being filed with or included in this Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information

Upon written or oral request, Shells Seafood Restaurants, Inc. (the “Registrant”) will provide without charge to the Executive in the Agreement the documents incorporated by reference in Item 3 of Part II of this Registration Statement and the information required to be delivered to the Executive pursuant to Rule 428(b). Requests should be directed to Warren R. Nelson, Chief Financial Officer, Shells Seafood Restaurants, Inc., 16313 N. Dale Mabry Highway, Suite 100 Tampa, Florida 33618, (813) 961-0944.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMETNS

Certain statements contained in, or incorporated by reference in, this Registration Statement are forward-looking in nature. Such statements can be indentified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that the Registrant’s business and operations are subject to a variety of risks and uncertainties and, consequently, its actual results may materially differ from those projected by any forward-looking statements. The Registrant makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

WHERE YOU CAN FIND MORE INFORMATION

The Registrant files reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Registrant.

Item 3. Incorporation of Documents by Reference

The following documents are incorporated herein by reference:

(a) the Registrant’s annual report on Form 10-K for the fiscal year ended January 2, 2005;

(b) the Registrant’s quarterly reports on Form 10-Q for the quarterly periods ended April 3, 2005, July 3, 2005 and October 2, 2005;

(c) the Registrant’s current reports on Form 8-K filed with the SEC on February 11, 2005, March 22, 2005, May 27, 2005, June 28, 2005, July 11, 2005, August 3, 2005, August 11, 2005, October 5, 2005, October 27, 2005 and November 18, 2005; and

(d) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, dated April 19, 1996.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this filing and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Mr. Frederick R. Adler, a stockholder of the Registrant and former Chairman of its Board of Directors, is a retired partner in Fulbright & Jaworski L.L.P., counsel to the Registrant.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation and By-laws of the Registrant provide that the Registrant shall indemnity its directors and officers to the fullest extent permitted by Section 145 of the DGCL. The By-laws also provide that the Registrant shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.

The Registrant has entered into indemnification agreements with each of its directors and officers which indemnify such officers and directors to the fullest extent permitted by the Registrant’s Certificate of Incorporation, By-laws and the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Form of Stock Option Agreement by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2	Consent of Kirkland, Russ, Murphy & Tapp, P.A.
24.1	Power of Attorney (on signature page)

Item 9. Undertakings

(a)The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa and State of Florida on the 9th day of March, 2006.

SHELLS SEAFOOD RESTAURANTS, INC

By:	/s/ Leslie J. Christon
Leslie J. Christon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Leslie J. Christon and Warren R. Nelson as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that any said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Leslie J. Christon Leslie J. Christon	President, Chief Executive Officer and Director (PrincipalExecutive Officer)	March 9, 2006
/s/ Warren R. Nelson Warren R. Nelson	Chief Financial Officer (Principal Accounting Officer)	March 9, 2006
/s/ Philip R. Chapman Philip R. Chapman	Chairman of the Board	March 9, 2006

Name	Title	Date
/s/ John F. Hoffner John F. Hoffner	Director	March 9, 2006
/s/ Michael R. Golding Michael R. Golding	Director	March 9, 2006
/s/ Gary L. Herman Gary L. Herman	Director	March 9, 2006
/s/ Christopher D. Illick Christopher D. Illick	Director	March 9, 2006
/s/ Jay A. Wolf Jay A. Wolf	Director	March 9, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Form of Stock Option Agreement by and between Shells Seafood Restaurants, Inc. and Leslie J. Christon
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2	Consent of Kirkland, Russ, Murphy & Tapp, P.A.
24.1	Power of Attorney (on signature page)